UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2008

A.D.A.M., Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-26962

Georgia	58-1878070
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1600 Riveredge Parkway, Suite 100, Atlanta, Georgia 30328

(Address of principal executive offices, including zip code)

770-980-0888

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2008, A.D.A.M., Inc. (the “Company”) entered into amended and restated employment agreements with each of Kevin S. Noland, its President and Chief Executive Officer, and Mark B. Adams, its Chief Financial Officer. The amended and restated employment agreements increased the amount due to each executive in the event of termination as a result of death or disability to include a prorated bonus for the period of the year worked prior to death or disability. The amended and restated employment agreements also increased the amount of severance payable to each executive in the event of termination of the executive Without Cause, resignation by the executive for Good Reason or resignation by the executive within 12 months of a Change of Control (each as defined in the amended and restated employment agreements). The amendments to Mr. Noland’s employment agreement increased the amount of severance payable from 2 years worth of salary to 3 years worth of salary and the amendments to Mr. Adams’ employment agreement, increased the amount of severance payable from one year worth of salary to 1.4 years worth of salary. The amendments to Mr. Noland’s agreement also eliminated the covenant of non-competition. The increase in severance payment reflects the target bonus amount for Mr. Noland and Mr. Adams and also includes a prorated bonus amount for the period of the year worked prior to termination or resignation.

In addition, the amendments reflect certain technical changes to bring the employment agreements into compliance with Section 409A of the Internal Revenue Code, including a modification to the timing of the payout of severance in the event of termination Without Cause. Rather than being paid out over 2 years for Mr. Noland and 1 year for Mr. Adams, both agreements now provide for severance to be paid in a single lump sum. The amendments also added an overall cap on the amounts payable in the event of a Change of Control to ensure that no excise taxes could be triggered under Section 280G of the Internal Revenue Code.

A copy of each of the amended and restated employment agreements is attached to this Current Report on Form 8-K. The foregoing description of the amended and restated employment agreements does not purport to be complete and is qualified in its entirety by reference to those documents.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No	Description

10.1	Amended and Restated Employment Agreement dated March 31, 2008 by and between Kevin S. Noland and A.D.A.M., Inc.

10.2	Amended and Restated Employment Agreement dated March 31, 2008 by and between Mark B. Adams and A.D.A.M., Inc.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.D.A.M., Inc.

Date: April 4, 2008	By:	/s/ Kevin S. Noland
Kevin S. Noland President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement dated March 31, 2008 by and between Kevin S. Noland and A.D.A.M., Inc.

10.2	Amended and Restated Employment Agreement dated March 31, 2008 by and between Mark B. Adams and A.D.A.M., Inc.